UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 7, 2020 (January 6, 2020)

BIOSPECIFICS TECHNOLOGIES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34236	11-3054851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Wilbur Street Lynbrook, NY		11563
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 516.593.7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001	BSTC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Comment

Throughout this Current Report on Form 8-K, the terms “we,” “us,” “our” and “Company” refer to BioSpecifics Technologies Corp.

Item 1.02 Termination of a Material Definitive Agreement

As described in greater detail below in Item 8.01, the Company announced that it will be relocating its headquarters to Wilmington, Delaware (the “Relocation”). On January 7, 2020, in connection with the Relocation, the Company provided notice to 35 Wilbur Street Associates, LLC (the “Lynbrook Landlord”) of its intent to terminate, effective as of April 7, 2020, that certain Lease, by and among the Company, Advance Biofactures Corporation (“ABC-NY” and, together with the Company, the “Tenant”), and the Lynbrook Landlord, dated November 21, 2013 (the “Original Lease”), as amended by (i) that certain Lease Renewal Letter Agreement, dated August 14, 2015 (“Lease Extension 1”), (ii) that certain Lease Renewal Letter Agreement, dated November 1, 2016 (“Lease Extension 2”), (iii) that certain Lease Renewal Letter Agreement, dated November 6, 2017 (“Lease Extension 3”), and (iv) that certain Lease Renewal Letter Agreement, dated August 14, 2018 (“Lease Extension 4” and, together with the Original Lease, Lease Extension 1, Lease Extension 2, and Lease Extension 3, the “Lynbrook Lease”).

Pursuant to Section 4.01 of the Original Lease, #3 of Lease Extension 1, and #5 of Lease Extension 2, the Tenant has the option to cancel the Lynbrook Lease after the first year by giving three months’ prior written notice. Accordingly, the Company will not incur any termination penalties as a result of terminating the Lynbrook Lease.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Financial Officer

The Board of Directors of the Company (the “Board”) approved the appointment of Mr. Patrick C. Hutchison as Chief Financial Officer of the Company, effective as of January 6, 2020 (the “Effective Date”).

Mr. Hutchison, 61, served as the Chief Financial Officer of SwanBio Therapeutics (“SwanBio”), a private gene therapy biotech company, on a part-time basis from April 2019 through December 2019. Before SwanBio, from April 2017 to August 2018, Mr. Hutchison served as the Chief Financial Officer of Innocoll, Inc., a private biotech company. Prior to that, Mr. Hutchison served as the Chief Financial Officer of TetraLogic Pharmaceuticals (“TetraLogic”), a public biotech company, from April 2016 to December 2016 and as TetraLogic’s Vice President – Finance from January 2014 to April 2016. From 2012 to 2013, Mr. Hutchison was Teleflex, Inc.’s Vice President – Corporate Controller and Chief Accounting Officer. Before his time at Teleflex, Inc., from 2001 to 2012, Mr. Hutchison was Vice President – Group Controller of Cephalon, Inc., an international biopharmaceutical company. Mr. Hutchison received his B.S. degree in Accounting from the Wharton School of the University of Pennsylvania (“UPenn”); he also earned a B.A. degree in Psychology from UPenn.

In connection with his appointment as Chief Financial Officer on a part-time basis, the Company entered into a letter agreement with an effective date of January 6, 2020 with Mr. Hutchison (the “Employment Agreement”) setting forth the terms of his employment and compensation. Pursuant to the Employment Agreement, Mr. Hutchison’s base salary will be $200,000, and he will be eligible for an annual incentive cash bonus with a target amount of 20% of his annual rate of base salary. Mr. Hutchison is also eligible to participate in the employee benefits and insurance programs that are generally provided by the Company to its employees.

Pursuant to the Employment Agreement, on the Effective Date, Mr. Hutchison will receive a one-time stock option grant with respect to 10,000 shares of common stock of the Company (the “Option”) under the Company’s 2019 Omnibus Incentive Compensation Plan (the “Equity Plan”). The Option will have an exercise price equal to the fair market value per share on the date of grant and will vest in equal annual installments over the four-year period following the date of grant, subject to the terms and conditions established by the Board and of the Equity Plan.

If Mr. Hutchison’s employment is terminated by the Company without “Cause” (as defined in the Employment Agreement), Mr. Hutchison will be entitled to receive any earned but unpaid base salary through the date of termination (at the rates then in effect, less standard deductions and withholdings). In addition, in such event, if Mr. Hutchison executes a waiver and general release of claims in the form provided by the Company to Mr. Hutchison, then he will be eligible to receive an aggregate amount equal to two months of his then-current base salary (less standard deductions and withholdings) payable in equal installments over the two-month period following the date of his termination. In the event Mr. Hutchison resigns from the Company or the Company terminates his employment at any time for “Cause” or due to death or Disability (as defined in the Employment Agreement), the Company will pay to Mr. Hutchison any earned but unpaid base salary and any unused vacation accrued (if applicable) through the date of such resignation or termination (at rates then in effect, less standard deductions and withholdings).

Termination of Principal Financial Officer

Prior to the Effective Date, Mr. Patrick Caldwell was serving as the Company’s interim Principal Financial Officer. On the Effective Date, the Company provided notice to Mr. Caldwell of its intent to terminate Mr. Caldwell’s Consulting Agreement, dated April 1, 2019, with such termination effective as of March 31, 2020. Mr. Caldwell will continue to be employed by the Company through March 31, 2020, during which time he will serve as the Company’s Principal Accounting Officer and assist in the transition of his responsibilities and duties to Mr. Hutchison.

Item 8.01 Other Events

Since becoming a public company, the Company’s headquarters and principal executive office has been located at 35 Wilbur Street, Lynbrook, New York 11563 (the “Lynbrook Location”). On January 6, 2020, the Company announced that it will move its headquarters and principal executive office from the Lynbrook Location to Wilmington, Delaware, as of April 7, 2020. In light of the new management appointments of Mr. J. Kevin Buchi as Chief Executive Officer (see Current Report on Form 8-K filed with the Securities Exchange Commission on October 10, 2019) and Mr. Hutchison as Chief Financial Officer (as discussed above under Item 5.02), the Board determined that relocating the Company’s headquarters to Delaware was in the best interest of the Company.

In connection with the Relocation and the termination of the Lynbrook Lease described in Item 1.02, on December 16, 2019, the Company entered into a Lease Agreement (the “New Lease”) with 2 Righter LLC (the “New Landlord”) for the Company’s new administrative headquarters located at 2 Righter Parkway, Delaware Corporate Center II, Wilmington, Delaware 19803 (the “Premises”). Neither the Company nor its affiliates have a material relationship or affiliation with the New Landlord.

The term of the New Lease is three years, with two consecutive renewal terms of three years each. Pursuant to the New Lease, the Company’s annual fixed rent is $82,420.00 for lease year one, $84,892.60 for lease year two, and $87,428.60 for lease year three. Rent is payable in advance in equal monthly installments on the first day of each calendar month.

The foregoing description of the New Lease does not purport to be complete and is qualified in its entirety by reference to the New Lease that will be filed subsequently as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioSpecifics Technologies Corp.

By:	/s/ Carl A. Valenstein
Carl A. Valenstein
Corporate Secretary

Dated: January 7, 2020